Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CO-PRINCIPAL FINANCIAL OFFICERS

The certification set forth below is being submitted in connection with the Quarterly Report of The Western Union Company on Form 10-Q for the period ended September 30, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Christina A. Gold, the Chief Executive Officer, David Barnes, Executive Vice President of Finance and Strategic Development, and Scott T. Scheirman, the Chief Financial Officer of The Western Union Company, certifies that, to the best of her or his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date:	November 7, 2006	/s/ Christina A. Gold
Christina A. Gold
Chief Executive Officer

Date:	November 7, 2006	/s/ David Barnes
David Barnes
Executive Vice President of Finance and Strategic Development
(Co-Principal Financial Officer)

Date:	November 7, 2006	/s/ Scott T. Scheirman
Scott T. Scheirman
Executive Vice President and Chief Financial Officer
(Co-Principal Financial Officer)